UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):         June 17, 2010

SUN HEALTHCARE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12040	85-0410612
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18831 Von Karman, Suite 400 Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (949) 255-7100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of Sun Healthcare Group, Inc. (the “Annual Meeting”) was held on June 17, 2010. The following are the voting results on the proposals considered at the Annual Meeting:

Gregory S. Anderson, Tony M. Astorga, Christian K. Bement, Michael J. Foster, Barbara B. Kennelly, Steven M. Looney, Richard K. Matros, and Milton J. Walters were each elected to a one-year term on the Board of Directors that will expire at the annual meeting of stockholders in June 2011. The following table sets forth the number of votes cast for, the number of votes cast against, the number of abstentions and the number of broker non-votes with respect to each director nominee:

	For	Against	Abstain	Broker Non-Votes
Anderson	36,596,509	1,469,892	26,471	2,985,795
Astorga	36,105,134	1,961,269	26,469	2,985,795
Bement	35,851,602	2,214,799	26,471	2,985,795
Foster	36,682,862	1,383,550	26,460	2,985,795
Kennelly	36,008,117	2,067,987	16,768	2,985,795
Looney	36,579,469	1,486,933	26,470	2,985,795
Matros	36,440,376	1,625,136	27,360	2,985,795
Walters	36,557,623	1,507,889	27,360	2,985,795

The other matter voted on at the Annual Meeting was the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010 and the results were as follows:

For	Against	Abstain
41,015,602	21,782	41,283

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HEALTHCARE GROUP, INC.

/s/ Jeffrey M. Kreger
Name: Jeffrey M. Kreger
Title: Vice President and Corporate Controller

Dated:  June 18, 2010